Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard — North Huntingdon, PA 15642 — (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports First Quarter 2014 Results

•	Revenue was $7.3 million; PSC revenue grew 32% to $4.9 million

•	Reaffirming expectations of 40% to 50% revenue growth for 2014, in line with strategic goals

•	Updating gross margin expectations to 40% to 43%, impacted by developmental costs associated with 2014 ExCast strategy

•	Recently introduced Inconel® Alloy 625, the Company’s first more than 99 percent dense metal for binder jetting technology

NORTH HUNTINGDON, PA, May 14, 2014 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, reported financial results today for the first quarter ended March 31, 2014.

First Quarter Revenue – Solid PSC Growth

($ in millions)

	March 31,
	2014		2013
Revenue by Product Line
3D Printing Machines & Micromachinery	$2.4	33%	$4.2	54%
3D Printed Products, Materials and Other Services (“PSC”)	$4.9	67%	$3.7	46%

Total Revenue	$7.3	100%	$7.9	100%

•	Revenue for the quarter was $7.3 million

•	PSC revenue was up 32% compared with the prior-year quarter

•	The Company sold three 3D printing machines during the 2014 first quarter, consisting of one S-Max™ machine and one S-15™ machine sold to customers in Europe and one M-Flex™ machine sold to a U.S. customer

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine revenue may vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

First Quarter Operations – Continued Investments

Gross profit was $1.6 million, or 22.2% gross margin in the 2014 first quarter, compared with $2.8 million, or 35.8% gross margin, in the 2013 first quarter. David Burns, President and Chief Operating Officer, commented, “Significant development costs associated with our ExCast strategy negatively impacted our gross margin for the quarter. Additionally, lower machine volume, combined with a higher cost base, unfavorably impacted absorption.”

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

Operating loss was $5.4 million compared with operating loss of $1.6 million in the first quarter of 2013. SG&A expenses were $5.2 million, compared with $3.6 million in the prior-year quarter. The current quarter included $0.2 million of expenses to support the Company’s pursuit of strategic acquisitions. R&D expenses for the quarter increased by $1.0 million to $1.8 million, resulting from ongoing materials qualification activities and machine technology enhancements. Net loss attributable to ExOne for the reported quarter was $5.5 million, or $0.38 per diluted share, compared with net loss attributable to ExOne of $1.9 million, or $0.20 loss per diluted share, for the prior-year period.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $4.0 million loss in the 2014 quarter, compared with a $0.9 million loss during last year’s first quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for the quarters ended March 31, 2014 and 2013.

Outlook and Strategy – Updating 2014 Expectations

•	Revenue expected to grow 40% to 50% in 2014, resulting in approximately $55 million to $60 million

•	Gross margin now expected to be between 40% and 43% to adjust for first quarter actual results, excluding anticipated non-recurring costs estimated at $1.5 million to $2.5 million, associated with facility expansions

•	SG&A expenses expected to be in a range of $19 million to $21 million

•	R&D expenses expected to be in a range of $6 million to $7 million

•	Capital expenditures expected to be between $31 million and $34 million, including investments for capacity expansion and a global ERP implementation.

S. Kent Rockwell, Chairman and CEO, noted, “We are enthusiastic over the increased level of activity in the 3D printing industrial manufacturing space and our position in it. Our customers and prospects are expressing increased interest about how our binder jetting technology can present new and innovative opportunities to enhance their businesses.”

He concluded, “We believe that nickel-based Inconel® alloy 625, recently introduced as our first single metal alloy providing more than 99 percent density expands our addressable market, especially in the aerospace, chemical and energy markets. To create additional opportunities for growth, we continue to work with customers to develop new metal material sets. And, with our expanded production capacity currently underway, we’ll be ready to respond as this market continues to grow.”

Webcast and Conference Call

ExOne will host a conference call and live webcast Thursday, May 15th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the first quarter and discuss ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company’s website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, May 22, 2014. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13579881. An archive of the webcast will be available on the Company’s website at www.exone.com and will include a transcript, once available.

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products for customers through its seven production service centers (“PSCs”), which are located in the United States, Germany and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,		% Change
	2014	2013

Revenue	$7,285	$7,934	-8%
Cost of sales	5,666	5,096	11%

Gross profit	1,619	2,838	-43%

Gross margin	22.2%	35.8%

Research and development	1,844	856	115%
Selling, general and administrative	5,201	3,568	46%

	7,045	4,424	59%

Operating loss	(5,426)	(1,586)	-242%
Operating margin	-74.5%	-20.0%

Interest expense	29	230	-87%
Other income – net	(92)	(59)	56%

	(63)	171	NM

Loss before income taxes	(5,363)	(1,757)	-205%

Provision for income taxes	164	19	NM

Net loss	(5,527)	(1,776)	-211%

Less: Net income attributable to noncontrolling interests	—	138	NM

Net loss attributable to ExOne	$(5,527)	$(1,914)	-189%

Net loss attributable to ExOne per common share:
Basic	$(0.38)	$(0.20)
Diluted	$(0.38)	$(0.20)

Weighted average shares outstanding (basic and diluted)	14,392	10,095

NM	Not Meaningful

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

The ExOne Company

Consolidated Balance Sheets

($ in thousands, except share data)

(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$77,590	$98,445
Accounts receivable – net	10,573	9,042
Inventories – net	15,822	12,764
Prepaid expenses and other current assets	2,834	3,297

Total current assets	106,819	123,548

Property and equipment – net	41,824	32,772
Goodwill	7,103	—
Other noncurrent assets	1,110	2,115

Total assets	$156,856	$158,435

Liabilities
Current liabilities:
Current portion of long-term debt	$128	$127
Current portion of capital and financing leases	557	549
Accounts payable	3,576	1,748
Accrued expenses and other current liabilities	6,254	5,394
Deferred revenue and customer prepayments	1,448	916

Total current liabilities	11,963	8,734

Long-term debt – net of current portion	2,050	2,082
Capital and financing leases – net of current portion	332	475
Other noncurrent liabilities	468	444

Total liabilities	14,813	11,735

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,416,970 (2014) and 14,387,608 (2013) shares issued and outstanding	144	144
Additional paid-in capital	154,121	153,363
Accumulated deficit	(11,982)	(6,455)
Accumulated other comprehensive loss	(240)	(352)

Total stockholders’ equity	142,043	146,700

Total liabilities and stockholders’ equity	$156,856	$158,435

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

The ExOne Company

Statement of Consolidated Cash Flows

($ in thousands)

(unaudited)

	Quarter ended March 31,
	2014	2013
Operating activities
Net loss	$(5,527)	$(1,776)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	733	572
Equity-based compensation	440	111
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) decrease in accounts receivable	(126)	2,008
Increase in inventories	(3,811)	(463)
Decrease (increase) in prepaid expenses and other assets	311	(982)
Increase (decrease) in accounts payable	1,213	(105)
Decrease in accrued expenses and other liabilities	(91)	(1,007)
Increase (decrease) in deferred revenue and customer prepayments	532	(1,379)

Cash used for operating activities	(6,326)	(3,021)

Investing activities
Capital expenditures	(5,141)	(731)
Acquisitions, net of cash acquired of $201	(9,230)	—
Cash effect of deconsolidation of noncontrolling interests in variable interest entities	—	(2,327)

Cash used for investing activities	(14,371)	(3,058)

Financing activities
Net proceeds from issuance of common stock – initial public offering	—	91,083
Proceeds from exercise of employee stock options	318	—
Net change in line of credit borrowings	—	(528)
Net change in demand note payable to member	—	(9,885)
Payments on long-term debt	(369)	(5,396)
Payments on capital and financing leases	(134)	(386)
Payment of preferred stock dividends	—	(456)

Cash (used for) provided by financing activities	(185)	74,432
Effect of exchange rate changes on cash and cash equivalents	27	(43)

Net change in cash and cash equivalents	20,855	68,310
Cash and cash equivalents at beginning of period	98,445	2,802

Cash and cash equivalents at end of period	$77,590	$71,112

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

The ExOne Company

Additional Information

(unaudited)

Machine Sales by Type

	Quarter Ended March 31,
	2014	2013

Machine units sold:
S-Max	1	2
S-Print	—	1
S-15	1	—
M-Flex	1	—
X1-Lab	—	1
Micromachinery	—	1

	3	5

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The ExOne Company Reports First Quarter 2014 Results

May 14, 2014

The ExOne Company

Adjusted EBITDA Reconciliation

($ in millions)

(unaudited)

	Quarter Ended March 31,
	2014	2013

Net loss attributable to ExOne	$(5.5)	$(1.9)

Net income attributable to noncontrolling interests	—	0.1
Interest expense	0.0	0.2
Provision for income taxes	0.2	0.0
Depreciation and amortization	0.7	0.6
Equity-based compensation	0.5	0.1
Acquisition-related expenses	0.2	—
Other income – net	(0.1)	(0.0)

Adjusted EBITDA	$(4.0)	$(0.9)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss attributable to ExOne (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus net income of noncontrolling interests, provision for income taxes, interest expense, depreciation and amortization, equity-based compensation associated with its 2013 Equity Incentive Plan, acquisition-related expenses, and other income – net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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